UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2021

Altair International Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-190235	99-0385465
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

322 North Shore Drive Building 1B, Suite 200 Pittsburgh, PA	15212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 770-3140

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ATAO	OTC:Pink

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 2, 2021, the registrant ("Altair International") issued to EROP Enterprises LLC a secured promissory note (the “Note”) in the principal amount of $100,000 bearing annual interest at 6% and due in two years. The Note is secured by the Walker Ridge claims and project that Altair International purchased under a Mining Lease dated August 14, 2020 between Altair International and Oliver Geoservices LLC involving Altair International’s right to mine certain property in Nevada for a period of five years that can be extended for an additional twenty years if a certain extension payment are made within the term of the lease as more fully described in the Form 8-K filed August 18, 2020 by Altair International. The foregoing description of the Note and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Note and Security Agreement which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 8, 2021, the Board of Directors of the registrant appointed Ramzi Khoury, age 64, as a member of the Board of Directors of the Company to fill a vacancy on its Board of Directors. Since 2011, Ramzi Khoury has served as CEO of Forinstrats Limited, a company formed under the laws of the United Kingdom. Prior to this Mr. Khoury has been employed with a number of multinational companies, including Hampton International in London; Gillette International in Boston, and MBM-Kellogg Brown & Root, Oil & Gas Division, in Abu Dhabi. Mr. Khoury graduated from American University of Beirut with a BBA in Business Administration. In connection with his being appointed as a member of the Board of Directors of the registrant, Mr. Khoury is receiving 3,000,000 shares of the registrant’s common stock to vest 2,000,000 upon appointment to the Board of Directors and 1,000,000 upon Altair International acquiring a company with a value in excess of $500,000 and $2,500 each month for which he serves as a member of the Board of Directors. Altair International believes that Mr. Khoury’s international business experience makes him qualified to be a member of its Board of Directors.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1 Secured Promissory Note dated February 2, 2021 Issued by Altair International Corp. to EROP Enterprises LLC

10.2 Security Agreement dated February 2, 2021 between Altair International Corp. and EROP Enterprises LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 11, 2021	Altair International Corp.

	By:	/s/ Leonard Lovallo
Leonard Lovallo
President and CEO